CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Audited Financial Statements,” “Financial Highlights,” “Independent Registered Public Accounting Firm,” and “Portfolio Holdings Disclosure Policy,” and to the use of our report dated February 25, 2008 on the December 31, 2007 financial statements of the Large Cap Equity Fund, Small/Mid Cap Equity Fund, International Equity Fund, Large Cap Equity Index Fund, Small Cap Equity Index Fund, International Equity Index Fund, Stock and Bond Balanced Fund, Bond Fund, and Money Market Fund, each a series of State Farm Variable Product Trust and its incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933 (Registration No. 333- 22467).

/s/ Ernst & Young LLP

Chicago, Illinois

August 28, 2008